Exhibit 1.01

Advanced Semiconductor Engineering, Inc.

Conflict Minerals Report

For the year ended December 31, 2015

Corporate Overview and Product Scope

Advanced Semiconductor Engineering, Inc. (“ASE”, “we”, “our”, “us”) is among the leading providers of semiconductor packaging and testing services based on 2015 revenues. Our services include semiconductor packaging, production of interconnect materials, front-end engineering testing, wafer probing and final testing services, as well as integrated solutions for electronic manufacturing services in relation to computers, peripherals, communications, industrial, automotive, and storage and server applications. We utilize gold, tantalum, tin and tungsten which are necessary to deliver our packaging, materials and electronic manufacturing services.

We have manufacturing facilities located in Taiwan, China, Malaysia, Japan, Singapore, Korea and the United States that provide packaging, testing and materials services to many semiconductor companies around the world. A typical customer engagement involves receiving consigned silicon wafers from the customer, performing a series of manufacturing services to the wafers, and delivering a completed, packaged integrated circuit back to the customer. In the performance of packaging and materials services, we typically add gold and tin as direct materials in the manufacturing process, and we occasionally add tungsten and tantalum. We do not use gold, tin, tungsten or tantalum in our testing services.

Since our acquisition of a controlling interest in Universal Scientific Industrial Co., Ltd. in February 2010, we provide a broad range of electronic manufacturing services to a global customer base. We have manufacturing facilities located in Taiwan, China and Mexico that provide electronic manufacturing services. In providing these services, we acquire numerous electronic and non-electronic components, and assemble them into sub-assemblies and finished products. Typical materials and components which we utilize include solder (tin based), electrolytic capacitors (tantalum bearing), integrated circuits (gold wire) and high temperature wires (tungsten). Gold, tin, tungsten and tantalum are essential to our electronic manufacturing services.

All packaging and materials services and electronic manufacturing services we provide contain one or more of the conflict minerals: gold, tin, tungsten or tantalum.

Reasonable Country of Origin Inquiry (RCOI)

For our packaging and materials services, we purchase gold, tin, tungsten and tantalum from 116 suppliers. Each of these 116 suppliers has supplied us with the information required in a Conflict Minerals Reporting Template (CMRT) authored by the Electronic Industry Citizenship Coalition, Incorporated & Global e-Sustainability Initiative, or EICC-GeSI, with an accounting of their conflict mineral Smelters or Refiners (SoRs). Each of these 116 suppliers is in receipt of our conflict minerals policy, and each has confirmed their understanding of its principles and their willingness to comply.

For our electronic manufacturing services, we performed an assessment of all 1,316 suppliers who provided us with gold, tin, tungsten or tantalum in 2015 and selected 262 suppliers for our 2015 Conflict Minerals Report based on (1) suppliers from whom we purchased greater than USD $6 million in purchase volume (which collectively accounted for 95% of our total purchase volume) and (2) suppliers whose conflict minerals are used in the services we provide to our top three customers.

Below are the results of our Reasonable Country of Origin Inquiry, or RCOI.

Gold – Packaging and Materials Services

1.	During 2015, we purchased gold for our packaging and materials services from a total of 51 suppliers. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from third parties. Based on data we collected, we identified a total of 122 SoRs from which we indirectly purchased gold in 2015 for our packaging and materials services. All 51 of our gold suppliers for our packaging and materials services responded to our request to identify the SoRs from which they sourced gold during 2015, representing 100% of our total expenditure for gold during 2015 for our packaging and materials services.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2015, 95 of the SoRs from which we indirectly purchased gold in 2015 for our packaging and materials services are participants in at least one of (i) the Conflict-Free Smelter Program (CFSP) operated by the Conflict-Free Sourcing Initiative (CFSI), (ii) the Gold Industry—London Bullion Market Association (LBMA), or (iii) the Gold Industry— Responsible Jewellery Council (RJC).

3.	The following table summarizes our RCOI results for gold purchased for our packaging and materials services in 2015.

Companies supplying gold for our packaging and materials services	Number	%
Companies from which we purchased gold	51	100%
Companies that provided SoR source information	51	100%
Companies that were not able to provide SoR source information	0	0%

SoRs of gold for our packaging and materials services
SoRs from which we indirectly purchased gold	122	100%
SoRs with Smelter ID, CFSI, LBMA or RJC Compliant	82	67%
SoRs with Smelter ID, CFSI Active	13	11%
SORs not involved in CFSP, LBMA or RJC	27	22%

Gold – Electronic Manufacturing Services

1.	During 2015, we purchased gold for our electronic manufacturing services from a total of 182 suppliers. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from other third parties. Based on data we collected, we identified 132 SoRs from which we indirectly purchased gold in 2015 for our electronic manufacturing services. One-hundred eighty of our gold suppliers for our electronic manufacturing services responded to our request to identify the SoRs from which they sourced gold during 2015. Two did not respond.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2015, 97 of the SoRs from which we indirectly purchased gold in 2015 for our electronic manufacturing services are participants in at least one of (i) the CFSP operated by the CFSI, (ii) the LBMA, or (iii) the RJC.

3.	The following table summarizes our RCOI results for gold purchased for our electronic manufacturing services in 2015.

Companies supplying gold for our electronic manufacturing services	Number	%
Companies from which we purchased gold	182	100%
Companies that provided SoR source information	180	99%
Companies that were not able to provide SoR source information	2	1%

SoRs of gold for our electronic manufacturing services
SoRs from which we indirectly purchased gold	132	100%
SoRs with Smelter ID, CFSI, LBMA or RJC Compliant	81	61%
SoRs with Smelter ID, CFSI Active	16	12%
SORs not involved in CFSP, LBMA or RJC	35	27%

Tin – Packaging and Materials Services

1.	During 2015, we purchased tin for our packaging and materials services from a total of 63 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tin from SoRs or from other third parties. Based on data we collected, we identified a total of 82 SoRs from which we indirectly purchased tin in 2015 for our packaging and materials services. All 63 of our tin suppliers for our packaging and materials services responded to our request to identify the SoRs from which they sourced tin during 2015, representing 100% of our total expenditure for tin during 2015 for our packaging and materials services.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2015, 66 of the SoRs from which we indirectly purchased tin in 2015 for our packaging and materials services are participants in the CFSP operated by the CFSI.

3.	The following table summarizes our RCOI results for tin purchased for our packaging and materials services in 2015.

Companies supplying tin for our packaging and materials services	Number	%
Companies from which we purchased tin	63	100%
Companies that provided SoR source information	63	100%
Companies that were not able to provide SoR source information	0	0%

SoRs of tin for our packaging and materials services
SoRs from which we indirectly purchased tin	82	100%
SoRs with Smelter ID, CFSI Compliant	57	70%
SoRs with Smelter ID, CFSI Active	9	11%
SORs not involved in CFSP	16	19%

Tin – Electronic Manufacturing Services

1.	During 2015, we purchased tin for our electronic manufacturing services from a total of 212 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tin from SoRs or from other third parties. Based on data we collected, we identified 96 SoRs from which we indirectly purchased tin for our electronic manufacturing services in 2015. Two-hundred ten of our tin suppliers for our electronic manufacturing services responded to our request to identify the SoRs from which they sourced tin during 2015. Two did not respond.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2015, 68 of the SoRs from which we indirectly purchased tin for our electronic manufacturing services in 2015 are participants in the CFSP operated by the CFSI.

3.	The following table summarizes our RCOI results for tin purchased for our electronic manufacturing services in 2015.

Companies supplying tin for our electronic manufacturing services	Number	%
Companies from which we purchased tin	212	100%
Companies that provided SoR source information	210	99%
Companies that were not able to provide SoR source information	2	1%

SoRs of tin for our electronic manufacturing services
SoRs from which we indirectly purchased tin	96	100%
SoRs with Smelter ID, CFSI Compliant	55	57%
SoRs with Smelter ID, CFSI Active	13	14%
SORs not involved in CFSP	28	29%

Tungsten – Packaging and Materials Services

1.	During 2015, we purchased tungsten for our packaging and materials services from a total of 4 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tungsten from a SoR or another third party. Based on data we collected, we identified 5 SoRs from which we indirectly purchased tungsten for our packaging and materials services in 2015. Our 4 tungsten suppliers for our packaging and materials services responded to our request to identify the SoRs from which they sourced tungsten during 2015, representing 100% of our total expenditure for tungsten for our packaging and materials services during 2015.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2015, the 5 SoRs from which we indirectly purchased tungsten for our packaging and materials services in 2015 are participants in the CFSP operated by CFSI or participants in the Tungsten Industry—Conflict Minerals Council, or TI-CMC.

3.	The following table summarizes our RCOI results for tungsten purchased for our packaging and materials services in 2015.

Companies supplying tungsten for our packaging and materials services	Number	%
Companies from which we purchased tungsten	4	100%
Companies that provided SoR source information	4	100%
Companies that were not able to provide SoR source information	0	0%

SoRs of tungsten for our packaging and materials services
SoRs from which we indirectly purchased tungsten	5	100%
SoRs with Smelter ID, CFSI Compliant	5	100%
SoRs with Smelter ID, CFSI Active or TI-CMC Progressing	0	0%
SoRs not involved in CFSP or TI-CMC	0	0%

Tungsten – Electronic Manufacturing Services

1.	During 2015, we purchased tungsten for our electronic manufacturing services from a total of 119 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tungsten from SoRs or from other third parties. Based on data we collected, we identified 45 SoRs from which we indirectly purchased tungsten for our electronic manufacturing services in 2015. One hundred seventeen of our tungsten suppliers for our electronic manufacturing services responded to our request to identify the SoRs from which they sourced tungsten during 2015. Two did not reply.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2015, 41 of the SoRs from which we indirectly purchased tungsten for our electronic manufacturing services in 2015 are participants in either the CFSP operated by the CFSI or the TI-CMC program.

3.	The following table summarizes our RCOI results for tungsten purchased for our electronic manufacturing services in 2015.

Companies supplying tungsten for our electronic manufacturing services	Number	%
Companies from which we purchased tungsten	119	100%
Companies that provided SoR source information	117	98%
Companies that were not able to provide SoR source information	2	2%

SoRs of tungsten for our electronic manufacturing services
SoRs from which we indirectly purchased tungsten	45	100%
SoRs with Smelter ID, CFSI Compliant	29	64%
SoRs with Smelter ID, CFSI Active or TI-CMC Progressing	12	27%
SoRs not involved in CFSP or TI-CMC	4	9%

Tantalum – Packaging and Materials Services

1.	During 2015, we purchased tantalum for our packaging and materials services from a total of 2 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tantalum from SoRs or from other third parties. Based on data we collected, we identified a total of 2 SoRs from which we indirectly purchased tantalum in 2015 for our packaging and materials services. All 2 of our tantalum suppliers for our packaging and materials services responded to our request to identify the SoRs from which they sourced tantalum during 2015, representing 100% of our total expenditure for tantalum during 2015 for our packaging and materials services.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2015, 2 of the SoRs from which we indirectly purchased tantalum in 2015 for our packaging and materials services are participants in the CFSP operated by the CFSI.

3.	The following table summarizes our RCOI results for tin purchased for our packaging and materials services in 2015.

Companies supplying tantalum for our packaging and materials services	Number	%
Companies from which we purchased tantalum	2	100%
Companies that provided SoR source information	2	100%
Companies that were not able to provide SoR source information	0	0%

SoRs of tantalum for our packaging and materials services
SoRs from which we indirectly purchased tantalum	2	100%
SoRs with Smelter ID, CFSI Compliant	2	100%
SoRs with Smelter ID, CFSI Active	0	0%
SORs not involved in CFSP	0	0%

Tantalum – Electronic Manufacturing Services

1.	During 2015, we purchased tantalum for our electronic manufacturing services from a total of 89 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tantalum from SoRs or from other third parties. Based on the data collected, we identified 49 SoRs from which we indirectly purchased tantalum for our electronic manufacturing services in 2015. Eighty-seven of our tantalum suppliers for our electronic manufacturing services responded to our request to identify the SoRs from which they sourced tantalum during 2015. Two did not reply.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2015, 47 of the SoRs from which we indirectly purchased tantalum for our electronic manufacturing services in 2015 are participants in the CFSP operated by the CFSI.

3.	The following table summarizes our RCOI results for tantalum purchased for our electronic manufacturing services in 2015.

Companies supplying tantalum for our electronic manufacturing services	Number	%
Companies from which we purchased tantalum	89	100%
Companies that provided SoR source information	87	98%
Companies that were not able to provide SoR source information	2	2%

SoRs of tantalum for our electronic manufacturing services
SoRs from which we indirectly purchased tantalum	49	100%
SoRs with Smelter ID, CFSI Compliant	46	94%
SoRs with Smelter ID, CFSI Active	1	2%
SORs not involved in CFSP	2	4%

Part I. Due Diligence

Design of Due Diligence

ASE designed its due diligence measures to conform to the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on tantalum, tin, tungsten, and gold.

Due Diligence Measures Performed

OECD Step 1	Establish strong company management systems
A. Adopt and clearly communicate to suppliers and public

The ASE Group Corporate Policy for Sourcing Conflict Minerals is posted on our website (and attached here as Annex A) as well as distributed to each of our suppliers of conflict minerals who must agree in writing that the policy will be complied with.

Additionally, we require each supplier to certify they understand our conflict minerals policy and will comply with its covenants.

Finally, every factory manager must certify they comply with our conflict minerals policy. They are also responsible for communicating the policy throughout their organizations and implementing procedures to ensure compliance.

B. Structure internal management to support due diligence	Our conflict minerals management team is a comprehensive cross-functional team under the direction of our Chief Operating Officer. The team provides planning, analysis, management, tracking, monitoring and communication for the business wide initiative. They hold regular and frequent meetings to ensure progress against requirements.
C. Establish a system of controls and transparency over the mineral supply chain

Conflict minerals procedures are documented in our specifications system and managed by our quality control organization. The bills-of-materials required for different customer products across all manufacturing operations are controlled by our manufacturing execution system software.

The primary method for gathering conflict mineral data is through the deployment and gathering of Conflict Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Templates (CMRTs). We store this data on a comprehensive filing system and maintain other related records for a minimum of five years.

Aligned with industry practice, we designed a conflict minerals data tool with simple functions that manages large number of supplier CMRTs, auto-validates smelter status with real-time CFSI smelter list and aggregates smelter reporting for our customers.

D. Strengthen company engagement with suppliers

In addition to formal written documentation, ASE is building person-to-person links between employees and suppliers to improve the quality and consistency of vendor communications.

We held an annual supplier seminar to announce new requirements, and provided training to suppliers to enable them to better understand how to set up their conflict minerals monitoring mechanism and to improve smelter data quality.

We amended and added conflict minerals terms to our ASE Group Purchase Order pursuant to which our suppliers agree (i) to use industry standard efforts to ensure that gold, tantalum, tungsten and tin in materials covered by the purchase order and sourced from mines in the Democratic Republic of the Congo or its adjacent regions do not directly or indirectly finance illegal militia in the Democratic Republic of the Congo or its adjacent regions, (ii) to promptly notify us if any materials covered by the purchase order do contain conflict minerals that are not DRC Conflict Free and to provide a report on the mine and/or smelter of origin of the conflict minerals and the related chain of custody and (iii) to only supply us with materials that contain DRC Conflict Free minerals sourced from certified DRC Conflict Free smelter and refinery programs.

E. Establish grievance mechanism

ASE encourages suppliers and employees to have open and honest dialog on issues of mutual interest.

We provide two email addresses (ASE_CM@aseglobal.com and conflictminerals@ms.usi.com.tw) for general surveys, inquiries and grievances regarding our conflict minerals program.

OECD Step 2	Identify and assess risk in the supply chain
A. Identify risks in the supply chain

Our process for identifying conflict minerals risk in the supply chain is as follows:

(a)   Identify all direct materials and components in the supply chain that contain conflict minerals.

(b)   Identify suppliers of materials and components that contain conflict minerals.

(c)   Gather CMRTs from our suppliers of conflict minerals.

(d)   Depending on the enormity and complexity of the supply chain:

•   Assess the value of the annual purchase volume of all conflict minerals.

•   Prioritize conflict mineral sources by dollar volume to leverage impact from available analytical resources.

B. Assess risks of adverse impacts

(a) Assess data gathered on templates to identify potential inconsistencies or “red flags.”

(b) Define annual supplier risk criteria.

(c) Carry out on-site or document audit for suppliers determined as at-risk suppliers according to the risk criteria.

(d) Follow up as appropriate to resolve items of concern.

OECD Step 3	Design and implement a strategy to respond to identified risks
A. Report finding to designated senior management	Periodic reviews are held among team members and with senior management to ensure they are aware of current conflict minerals compliance status.
B. Devise and adopt a risk management plan

In 2015, we compared supplier smelter data to CFSI RCOI data (when available) to identify actual smelter origins.

We used a corporate standard conflict minerals audit checklist and implemented an on-site or document audit process to validate suppliers’ mechanisms related to important aspects of conflict minerals management.

C. Implement the risk management plan, monitor and track performance of risk mitigation efforts and report back to designated senior management

Our packaging and materials services mitigate supply chain risk to conflict minerals in two ways:

(a)    We work with non-compliant suppliers to obtain CFSP certification, or an equivalent. Suppliers unwilling or incapable of achieving such certification are replaced with compliant suppliers.

(b)    For compliance year 2015, we received CMRTs from 100% of our conflict mineral suppliers.

Our electronic manufacturing services mitigate supply chain risk to conflict minerals in two ways:

(a)    We work with non-compliant suppliers to obtain CFSP certification, or an equivalent. Suppliers unwilling or incapable of achieving such certification are replaced with compliant suppliers.

(b)    For compliance year 2015, our electronic manufacturing services identified 262 suppliers that accounted for 95% of our total purchase volume and whose conflict minerals are used in the services we provide to our top 3 customers; we received CMRTs from 99.2% of these conflict mineral suppliers.

D. Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of

We have begun supplier audits to assess the accuracy of data and statements made by larger suppliers. This program will be broadened over time.

As a member (code: ASEG) of the EICC and CFSI, RCOI data is accessible

circumstances	to use and to manage our supplier smelter data.
OECD Step 4	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

For CY 2015, ASE has undertaken an Independent Private Sector Audit (IPSA) of our Conflict Minerals Report in compliance with the requirements set forth in the SEC Conflict Minerals Final Rule and subsequent SEC Guidance.

In addition, as a member of CFSI, we leverage the due diligence conducted on smelters by the CFSP which uses independent third-party auditors to audit the source of the conflict minerals used by smelters.

OECD Step 5	Report on supply chain due diligence.
ASE filed a Form SD and Conflict Minerals Report for Compliance Year 2015 with the US Securities and Exchange Commission on or before the May 31, 2016 deadline in compliance with the SEC Conflict Minerals Final Rule and subsequent guidance.

Part II. Due Diligence Determination and Product Declaration

Product Declaration

Our RCOI results did not provide us a sufficient level of confidence to enable us to report that all our products are conflict-free. Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, we therefore conducted additional due diligence on the source and chain of custody of the necessary conflict minerals in our products in order to obtain reasonable and reliable evidence that the gold, tin, tungsten or tantalum used by us in 2015 either (i) did not directly or indirectly benefit violent organizations in the Democratic Republic of the Congo or adjacent regions or (ii) came from recycled or scrap sources.

Based on our RCOI analysis and due diligence measures described in this report, we made the following product determinations.

Packaging and Materials Services:

We reasonably believe that the identified SoRs used in all our packaging and materials services products are DRC Conflict-Free.

Electronic Manufacturing Services:

We reasonably believe that the identified SoRs used in our System in Module and System in Package products are DRC Conflict-Free. And all other products from our electronic manufacturing services are DRC Conflict Undeterminable.

Glossary

A glossary of abbreviations and terms is included in Annex C.

Facilities used to Process Conflict Minerals

A list of Smelters and Refiners that sourced conflict minerals utilized in our services is provided in Annex D.

Conflict Minerals Country of Origin

A list of countries where conflict minerals were mined or extracted is listed in Annex E. These minerals may have been smelted or refined in the country of extraction or in facilities around the world.

Part III – Future Due Diligence Improvements

• Set conflict minerals requirements for new suppliers. Beginning from 2016, we have required new suppliers to first agree to submit a CMRT and a representation letter confirming that they are in compliance with ASE’s conflict minerals policy and requirements.

• Work with tier 1 suppliers to ensure that smelters are actively participating or progressing toward CFSP listing or other Third Party Audit Programs.

• Assess suppliers’ due diligence processes through on-site audits so as to assist suppliers to build up and improve their internal management systems.

• Enhance our conflict minerals data tool with advanced management and analysis functionalities.

• Annually hold supplier seminars to assist suppliers with their conflict minerals programs.

Part IV – Independent Private Sector Audit

We obtained an independent private sector audit by KPMG. This report is set forth in Annex B.

Annex A – ASE Group Corporate Policy for Sourcing Conflict Minerals

The mining and distribution of “conflict minerals”1 originating from the Democratic Republic of the Congo are sometimes controlled by violent organizations in order to fund conflict in that country and adjacent regions. Our industry supply chains are inadvertently subject to metals derived from these conflict minerals which can be introduced through the metals we use such as gold, tin, tantalum and tungsten. ASE Group is dedicated to the elimination of these conflict minerals in our supply chain, and to use only conflict-free minerals2 responsibly sourced around the world. It is also our objective to support the continued use of conflict-free minerals from the DRC and the adjacent regions such that responsible mining is not diminished.

All suppliers to ASE Group must support this policy by:

(a)	Being diligent in their assessment and validation of their supply chains to ensure ASE Group’s objectives of a transparent supply chain and conflict-free purchases are inputs to the services and products we produce.

(b)	Be in compliance at all times with all regional and international regulations for conflict minerals.

(c)	Be in compliance at all times with industry standards for the sourcing and reporting of conflict minerals.

(d)	Being diligent and accurate in their formal assurances of conflict-free minerals provided to us.

1 Conflict minerals are columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives as defined in the Dodd-Frank Act section 1502 and SEC Rule 13p-1 under the Securities Exchange Act of 1934.

2 Conflict-free minerals are conflict minerals that through their distribution directly or indirectly do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions.

Annex B –Independent Accountants’ Report

Independent Accountants’ Report

To the Board of Directors and Shareholders of Advanced Semiconductor Engineering Inc.:

We have examined:

•	whether the design of Advanced Semiconductor Engineering Inc. (the “Company”) due diligence framework as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2015 (the “Conflict Minerals Report”), is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition 2013 (“OECD Due Diligence Guidance”), and

•	whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management from the Company is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the section titled “Part I. Due Diligence.”

In our opinion,

•	the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2015, as set forth in the Company’s Conflict Minerals Report, is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•	the Company’s description of the due diligence measures it performed for the reporting period from January 1 to December 31, 2015 as set forth in its Conflict Minerals Report, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ KPMG

Taipei, Taiwan ( the Republic of China)

May 31, 2016

Annex C – Glossary

Term	Explanation
ASE	Advanced Semiconductor Engineering, Inc.
CFSI	Conflict Free Sourcing Initiative
CFSP	Conflict Free Smelter Program
DRC Conflict Free	DRC Conflict-free minerals are conflict minerals that, through their mining or distribution, directly or indirectly, do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions.
EICC	Electronic Industry Citizenship Coalition
GeSI	Global eSustainability Initiative
OECD	Organisation for Economic Co-operation and Development
LBMA	London Bullion Market Association
RCOI	Reasonable Country of Origin Inquiry
RJC	Responsible Jewellery Council
SoR	Smelter or Refiner
TI-CMC	Tungsten Industry—Conflict Minerals Council

Annex D – Smelter List

Material	CFSI ID	Smelter or Refiner Name	SoR Country Location
Gold	CID001754	Accurate Refining Group	UNITED STATES
Gold	CID000015	Advanced Chemical Company	UNITED STATES
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000028	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	CID001947	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
Gold	CID000077	Argor-Heraeus SA	SWITZERLAND
Gold	CID000082	Asahi Pretec Corporation	JAPAN
Gold	CID000924	Asahi Refining Canada Limited	CANADA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000141	Bauer Walser AG	GERMANY
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000180	Caridad	MEXICO
Gold	CID000185	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	CID000189	Cendres + Métaux S.A.	SWITZERLAND
Gold	CID000197	CHALCO Yunnan Copper Co. Ltd.	CHINA
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000242	China National Gold Group Corporation	CHINA
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000288	Colt Refining	UNITED STATES
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000333	DaeryongENC	KOREA, REPUBLIC OF
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID000362	DODUCO GmbH	GERMANY
Gold	CID000401	Dowa	JAPAN
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN
Gold	CID001322	Elemetal Refining, LLC	UNITED STATES

Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002355	Faggi Enrico S.p.A.	ITALY
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	CID000522	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	CID002459	Geib Refining Corporation	UNITED STATES
Gold	CID001909	Great Wall Precious Metals Co,. LTD.	CHINA
Gold	CID002312	Guangdong Gaoyao Co	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Ltd. Hong Kong	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	CID000767	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	CID000778	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Company Limited	CHINA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES
Gold	CID002511	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID000988	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID001032	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Company Limited	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	CID001113	Materion	UNITED STATES
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID002821	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001153	Metalor Technologies SA	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES
Gold	CID001161	Metalurgica Met-Mex Penoles, S.A. DE C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001328	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	CID001326	OJSC Krastvetmet	RUSSIAN FEDERATION
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID001352	PAMP SA	SWITZERLAND
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Précinox SA	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID002510	Republic Metals Corporation	UNITED STATES
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID001546	Sabin Metal Corp.	UNITED STATES
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	CID001562	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY
Gold	CID001573	Schöne Edelmetaal B.V.	NETHERLANDS
Gold	CID001585	SEMPSA Joyería Platería SA	SPAIN
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID002580	T.C.A S.p.A	ITALY

Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID001980	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES
Gold	CID002003	Valcambi SA	SWITZERLAND
Gold	CID002030	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	CID000651	Yantai NUS Safina tech environmental Refinery Co. Ltd.	CHINA
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold		Changshu Minfeng Electroplate Co., LTd (C2.C4 Workshop)	CHINA
Gold		The Hutti Gold Mines	INDIA
Gold		Yidong Electronic (Changshu) Co., Ltd.	CHINA
Tantalum	CID002705	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	CID002504	D-Block Metals, LLC	UNITED STATES
Tantalum	CID000410	Duoluoshan	CHINA
Tantalum	CID000456	Exotech Inc.	UNITED STATES
Tantalum	CID000460	F & X Electro-Materials Limited	CHINA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	CID000616	Guandong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	CID002501	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
Tantalum	CID002545	H.C. Starck GmbH Goslar	GERMANY
Tantalum	CID002546	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN

Tantalum	CID002550	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID000731	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET Blue Metals	MEXICO
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES
Tantalum	CID000973	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineração Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining & Smelting	JAPAN
Tantalum	CID001200	Molycorp Silmet A.S.	ESTONIA
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID002540	Plansee SE Liezen	AUSTRIA
Tantalum	CID002556	Plansee SE Reutte	AUSTRIA
Tantalum	CID001508	QuantumClean	UNITED STATES
Tantalum	CID002707	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	CID001522	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	CID001634	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	CID001869	Taki Chemical	JAPAN
Tantalum	CID001879	Tantalite Resources	SOUTH AFRICA
Tantalum	CID001891	Telex Metals	UNITED STATES
Tantalum	CID002571	Tranzact, Inc.	UNITED STATES
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	CID002232	Zhuzhou Cemented Carbide	CHINA
Tin	CID000292	Alpha	UNITED STATES
Tin	CID002825	An Thai Minerals Co., Ltd.	VIET NAM
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID000278	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002592	CV Dua Sekawan	INDONESIA
Tin	CID000306	CV Gita Pesona	INDONESIA

Tin	CID000308	CV Makmur Jaya	INDONESIA
Tin	CID000313	CV Serumpun Sebalai	INDONESIA
Tin	CID000315	CV United Smelting	INDONESIA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID000402	Dowa	JAPAN
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CID002774	Elmet S.L.U (Metallo Group)	SPAIN
Tin	CID000438	EM Vinto	BOLIVIA
Tin	CID000448	Estanho de Rondônia S.A.	BRAZIL
Tin	CID000466	Feinhütte Halsbrücke GmbH	GERMANY
Tin	CID000468	Fenix Metals	POLAND
Tin	CID001305	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zi-Li	CHINA
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	CID000864	Jiangxi Nanshan	CHINA
Tin	CID001063	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID002500	Melt Metais e Ligas S/A	BRAZIL
Tin	CID001136	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES
Tin	CID001143	Metallo Chimique	BELGIUM
Tin	CID002773	Metallo-Chemique N.V.	BELGIUM
Tin	CID001173	Mineração Taboca S.A.	BRAZIL
Tin	CID001179	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID001337	Operaciones Metalurgical S.A.	BOLIVIA
Tin	CID002507	Phoenix Metal Ltd.	RWANDA
Tin	CID001393	PT Alam Lestari Kencana	INDONESIA
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001409	PT Bangka Kudai Tin	INDONESIA
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID001412	PT Bangka Putra Karya	INDONESIA
Tin	CID001416	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID001424	PT BilliTin Makmur Lestari	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	INDONESIA
Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA
Tin	CID001442	PT Fang Di MulTindo	INDONESIA
Tin	CID002530	PT Inti Stania Prima	INDONESIA
Tin	CID000307	PT Justindo	INDONESIA
Tin	CID001448	PT Karimun Mining	INDONESIA
Tin	CID001449	PT Koba Tin	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID001486	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001466	PT Seirama Tin Investment	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA
Tin	CID001476	PT Supra Sukses Trinusa	INDONESIA
Tin	CID001477	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Tin	CID002479	PT Wahana Perkit Jaya	INDONESIA
Tin	CID002706	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	CID001539	Rui Da Hung	TAIWAN
Tin	CID001758	Soft Metais Ltda.	BRAZIL
Tin	CID001898	Thaisarco	THAILAND
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM
Tin	CID002036	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	CID002180	Yunnan Tin Company Limited	CHINA
Tin		Gejiu Jinye Mineral Co., Ltd.	CHINA
Tin		Kunshang Shing Lee Soldering Manufacture Co., Ltd.	CHINA
Tin		Super Ligas	BRAZIL
Tin		Tatcang Huaxia Electoplating Co., Ltd.	CHINA
Tin		Xianghualing Tin Industry Co., Ltd.	CHINA
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	CID002531	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID002541	H.C. Starck GmbH	GERMANY
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID000868	Jiangxi Rare Metals Tungsten Holding Group Co., Ltd.	CHINA
Tungsten	CID002493	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES
Tungsten	CID000966	Kennametal Inc.	UNITED STATES
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	CID002538	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	CID002044	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	CID002047	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	CID002532	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex E – Countries of Origin of Conflict Minerals

It is likely that we used conflict minerals from many of the following sources as well as some that are not identified.

Angola	Argentina	Australia	Austria
Belgium	Bolivia	Brazil	Burundi
Cambodia	Canada	Central African Republic	Chile
China	Colombia	Côte D'Ivoire	Czech Republic
Democratic Republic of the Congo	Djibouti	Ecuador	Egypt
Estonia	Ethiopia	France	Germany
Guyana	Hungary	India	Indonesia
Ireland	Israel	Japan	Kazakhstan
Kenya	Laos	Luxembourg	Madagascar
Malaysia	Mongolia	Mozambique	Myanmar
Namibia	Netherlands	Nigeria	Peru
Portugal	Republic of Congo	Russia	Rwanda
Sierra Leone	Singapore	Slovakia	South Africa
South Korea	South Sudan	Spain	Suriname
Switzerland	Taiwan	Tanzania	Thailand
Uganda	United Kingdom	United States of America	Vietnam
Zambia	Zimbabwe	Recycle/Scrap